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                                                                  EXHIBIT 10.1.y

                              September 27, 2000



Mr. Donald P. Weinstein
4417 Belvedere Close
Marietta, Georgia  30067

       Re:    Compensation Opportunities
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Dear Don:

       This letter sets forth certain incentive compensation opportunities that AGL Resources Inc. ("AGLR") is offering to you as the Senior Vice President and Chief Financial Officer of AGLR. The incentive compensation opportunities described herein have been approved by the Nominating and Compensation Committee of the Board of Directors of AGLR. The terms of the offer are as follows:

       In connection with your responsibilities related to AGLR's strategic development activities, after approval by AGLR's Board of Directors of any acquisition, merger or disposition (greater than $200,000,000 equity value), you shall be paid (within one working week after the date of board approval of such transaction) a cash payment of $100,000. You will also be entitled to a cash payment of $100,000 within one working week of the consummation of such a transaction. Notwithstanding anything to the contrary contained herein, in order to become entitled to any such bonus payment, you must be employed by AGLR as of the date of the occurrence of the event triggering the right to receive the payment.

       This agreement shall supercede any prior offers, agreements or arrangements that specify the terms of your employment with AGLR. If the foregoing terms are acceptable to you, please sign and execute this letter and return it to me.

                              Very truly yours,



                              /s/ Paula G. Rosput
                              ------------------------------------------
                              Paula G. Rosput
                              President and Chief Executive Officer
                              AGL Resources Inc.


Agreed to and Accepted:

DONALD P. WEINSTEIN



/s/ Donald P. Weinstein
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Date:   September 27, 2000
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